Exhibit 10.1

AMENDMENT NO. 3

TO

ASSEMBLY BIOSCIENCES, INC.

AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN

Assembly Biosciences, Inc., a Delaware corporation (the “Company”) adopted the Assembly Biosciences, Inc, Amended and Restated 2018 Stock Incentive Plan on May 29, 2024 (the “Plan”).

Prior to this Amendment No. 3 to the Plan, the number of shares of Common Stock, par value $0.001 per share, reserved under the Plan was 1,478,333.

The Board of Directors of the Company (the “Board”) may, with stockholder approval, amend the Plan to increase the number of authorized shares reserved for issuance under the Plan.

The Board has determined that it is advantageous to the Company and necessary to attract and retain the best available personnel to amend the Plan to increase the number of shares reserved for issuance under the Plan.

Now, therefore, the Plan is hereby amended as follows:

1. Section 3(a) of the Plan shall be amended as follows:

“(a) Subject to the provisions of Sections 3(b) and 12 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is two million six hundred seventy-eight thousand three hundred thirty-three (2,678,333) Shares. In addition, Two Hundred Twenty-Five Thousand (225,000) additional Shares may be issued, provided that such Awards are subject to performance-based vesting. The Shares granted under the Plan may be authorized, but unissued, or reacquired Common Stock.”

Except as expressly set forth in this Amendment No. 3, all other terms and conditions set forth in the Plan shall remain in full force and effect. Each capitalized term used and not defined herein shall have the meaning set forth in the Plan.

Subject to approval of the stockholders, this Amendment No. 3 has been adopted by the Board of Directors of the Company as of March 25, 2026.

This Amendment No. 3 will be submitted to the stockholders of the Company for approval at the annual stockholders meeting to be held on June 4, 2026 and will become effective upon receipt of approval by the stockholders.

March 25, 2026: Subject to Stockholder Approval, adopted by Board of Directors

June 4, 2025: Approved by Stockholders